SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 28, 2003
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0 - 5460 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

     Press Release, issued April 25, 2003.

Item 7.  Financial Statements and Exhibits.

(C) Exhibits

     On April 25, 2003, StockerYale issued the press release attached hereto as Exhibit 99.1 concerning unaudited results for its first quarter ended March 31, 2003. The press release is incorporated herein by this reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	April 25, 2003	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

1 / STKR /	FORM 8-K

EXHIBIT 99.1

Investor Contacts:	Fredrick R. Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

STOCKERYALE ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS

Company Reports 24% Revenue Increase, Substantial Significant Order Bookings and Expense Reductions, and a 53% Reduction in Net Loss

Salem, NH, April 24, 2003 - - StockerYale, Inc., (NASDAQ: STKR), a leading independent provider of photonics-based products today announced its financial results for the first quarter ended March 31, 2003.

Net revenue increased 24% from $2.9 million in the first quarter of 2002 to $3.6 million in 2003 as the Company benefited from higher laser, LED and specialty fiber sales. The net loss was significantly reduced from $4.5 million to $$2.1 million over the same period as the Company benefited from a substantially lower cost structure, as well as higher revenues.

"The entire StockerYale team was heartened by the progress achieved as evidenced by the first quarter results," said Mark W. Blodgett, StockerYale's chairman and CEO. "While there is still much work left to do, we have repositioned our business, dramatically cut costs and cash burn, and most importantly, strategically positioned ourselves to profitably grow the business over the long term."

Blodgett outlined a number of quarterly highlights, including::

   Order bookings up increased 40% to $4.3 million versus fourth quarter 2002.
   Realized meaningful cost savings from the 2002 restructuring programs. Operating expenses declined 38% from $4.7 million to $2.9 million.
   Gross margin improved from 11% to 26%.
   Operating loss was reduced 55% from $4.4 million to $2.0 million.
   Announced several new OEM design wins, including an $800,000 order for custom LED illuminators for security systems and a $412,000 order for advanced imaging systems for disc drive inspection.
   Received first significant erbium-doped fiber order for Asian amplifier manufacturers.
   Began shipping polarization maintaining fiber to two of the leading oil service providers and one of the world's leading military fiber optic gyroscope builders.

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2 / STKR /	FORM 8-K

FINANCIAL REVIEW

Illumination and specialty fiber revenues increased $1.0 million or 44% over the comparable period in 2002 despite a modest decline in phase masks mask sales and the elimination of printer and recorder revenue resulting from the transfer of this product line to an outside distributor in the fourth quarter of 2002. Structured light laser sales in from Montreal and initial shipments of recently announced major orders in from Ireland (LEDs) and Singapore (advanced imaging systems) were the principle principal factors driving the illumination gain. For the first time, The the Company realized meaningful specialty fiber sales for the first time to amplifier, sensor and gyroscope customers as compared to no an absence of sales in the comparable quarter, since fibers were still largely under development.

The operating loss declined $2.4 million from $4.4 million in 2002 to $2.0 million in 2003 as gross margins improved $0.6 million and operating expenses declined $1.8 million. Higher revenue and lower manufacturing overhead contributed $0.4million and $0.2 million, respectively, to the increase in gross margin. Research and development expenses declined 50% due to reduced salaries, development costs and joint venture expenditures. The Company's focus on only those product development projects which would positively impact near-term revenue resulted in a 43% reduction in research and development headcount. Lower salaries and commissions combined with tighter marketing expenditures resulted in a 25% decline in selling expenditures. Finally, general and administrative expenses were reduced 36% due to lower salaries, travel and professional fees. Overall, the cost realignment programs implemented in the second half of 2002 eliminated 77 positions, reducing total headcount from 255 to 178.

OUTLOOK

"Our financial goal is to achieve cash flow breakeven and profitability in the fourth quarter," said Frank O'Brien, executive vice president and chief financial officer. "We anticipate closing our new Canadian credit facility in the second quarter, which will put us in compliance with all debt covenants with our lenders. Furthermore, as the Company moves toward profitability, we are considering several financing options to improve liquidity, including a Canadian government development loan, sale of real estate or other assets, as well as the possible issuance of equity or debt securities."

"The first quarter of 2003 represents a turning point for the Company as we clearly benefited from new product revenues, continued sales growth in our base business and a reduced cost structure, which we expect will continue to provide the basis for sequential quarterly improvement' improvement," said Mark Blodgett, StockerYale's chairman and chief executive officer. "I am especially pleased by major new OEM orders in Ireland and Singapore, continued gains in lasers and the beginning of meaningful specialty fiber revenues. Finally, our first quarter bookings of $4.3 million, which were records include record orders for certain product lines, will provide the Company with a solid positive revenue foundation stream for the second quarter," said Blodgett.

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About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, contact

StockerYale, Inc., 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements. StockerYale undertakes no duty to update any of these forward-looking statements.

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4 / STKR /	FORM 8-K

StockerYale, Inc. Consolidated Statement of Operations
($ In thousands except per share data)
	Three Months Ended March 31,
	2003	2002
Net Sales	$3,584	$2,908
Cost of Sales	2,635	2,584
Gross Profit	949	324
Research & Development Expenses	890	1,764
Selling, General & Administrative Expenses	2,004	2,891
Amortization of Goodwill and Intangible Assets	80	88
Operating Income/(Loss)	(2,025)	(4,419)
Interest & Other Income/(Expense)	(78)	9
Interest Expense	184	85
Pretax Income/(Loss)	(2,287)	(4,495)
Tax Provision (Benefit)	(150)	0
Net Income/(Loss)	($2,137)	($4,495)
Earnings/(Loss) Per Share	($0.17)	($0.36)
Weighted Average Shares Outstanding	12,782,070	12,475,382

Consolidated Condensed Balance Sheets
Assets

March 31, 2002

December 31, 2002

Total Cash	$2,674	$5,070
Accounts Receivable, Net	2,479	2,200
Inventory	4,871	4,478
Total Current Assets	10,649	12,495
Property, Plant & Equipment, Net	23,332	23,650
	$38,975	$41,320

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities	$15,507	$16,262
Total Liabilities	15,588	16,358
Stockholders Investment	23,387	24,962
	$38,975	$41,320

5 / STKR /	END	FORM 8-K